ARTHUR ANDERSEN
                                                                 Exhibit 23














                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2001 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-30171, 33-54415, 33-57951, 33-58371, 33-60427, 333-09077,
333-44127, 333-44261, 333-64871 and 333-31808.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 28, 2001